Exhibit 99.1

Tri-Tech Holding Awarded $3.7M for Landfill Construction Project in Xinle City, China

BEIJING, March 11, 2010 — Tri-Tech Holding Inc. (Nasdaq: TRIT), a premier Chinese company that engineers, manages and monitors municipal sewer systems, natural waterways and other water resources, announced today that it has received a RMB25.4 million (approximately US$3.7 million) Build-Transfer (BT) contract for construction of a residential solid waste sanitary landfill for Xinle City, Hebei province. Tri-Tech will build the plant and transfer ownership to Xinle City. This landfill will be 100% funded by governmental investment.

The contract covers landfill site construction engineering and design, underground water monitoring, leachate drainage system, landfill gas pipe system and site closure cover system. The project will utilize an enhanced sanitary landfill process, combined with a composite impervious system, and a geosynthetic clay liner (GCL) with high-density polyethylene (HDPE) geomembrane to protect underground water resources and the environment. Tri-Tech expects to complete construction and transfer the landfill to Xinle City by November 2010.

The Xinle landfill will be 114,000 square meters, with a total disposal capacity of 1,197,000 cubic meters. It will have a daily disposal capacity of 220 tons, servicing the entire Xinle downtown and nearby suburbs with a population of 460,000. With a municipal solid waste decontamination rate of 100%, this landfill will ensure the harmless treatment of Xinle’s municipal solid waste for the next 10 years.

Tri-Tech CEO Warren Zhao said, “We are extremely pleased to be awarded this project after the Xinle City wastewater treatment plant upgrade work. This is the first residential solid waste landfill funded by Xinle government. With the rapid economic growth in Xinle, the amount of residential waste is increasing. The implementation of this project will reduce pollution from random-dumped urban refuse and will improve Xinle City’s natural environment and preserve underground water quality.”

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for China’s municipalities and its larger cities. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the government in managing its water resources. Tri-tech owns seven software copyrights and two technological patents and employs 108 people. Please visit http://www.tri-tech.cn for more information.

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This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, performance under contracts, implementation of contractual terms as currently contemplated, future expansion decisions by the government, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Investors Contact:

Hawk Associates

Susan Zhou

Tel: +1-305-451-1888

Email: tritech@hawkassociates.com

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Investor Contact:

Hawk Associates

Susan Zhou

305-451-1888

recon@hawkassociates.com